                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        One Price Clothing Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        ONE PRICE CLOTHING STORES, INC.

                             1875 EAST MAIN STREET
                           HIGHWAY 290, COMMERCE PARK
                          DUNCAN, SOUTH CAROLINA 29334

                                  May 5, 2000

Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of One Price Clothing Stores, Inc. (the "Company") to be held at the
Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on Wednesday, June 7, 2000, at 9:00 a.m. local time.

     The principal business of the meeting will be to elect directors for the ensuing year and to review the results of the past year and report on our operations during the first quarter of fiscal 2000.

     We would appreciate your completing, signing, dating and returning to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you choose to attend the meeting, you may revoke your proxy and personally cast your votes.

                                       Sincerely yours,

                                       Leonard M. Snyder

                                       Leonard M. Snyder
                                       Chairman of the Board

                        ONE PRICE CLOTHING STORES, INC.

                             1875 EAST MAIN STREET
                           HIGHWAY 290, COMMERCE PARK
                          DUNCAN, SOUTH CAROLINA 29334

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 7, 2000
                             ---------------------

     The annual meeting of stockholders (the "Annual Meeting") of One Price Clothing Stores, Inc. (the "Company") will be held on Wednesday, June 7, 2000, at 9:00 a.m. local time, at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, for the purpose of considering and acting upon the following:

          1. The election of eight directors for the ensuing year; and

          2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     The Company has fixed April 26, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record of the Company at the close of business on April 26, 2000, will be entitled to vote at the Annual Meeting and any adjournment thereof.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          Grant H. Gibson

                                          Grant H. Gibson
                                          Secretary

Duncan, South Carolina
May 5, 2000

                        ONE PRICE CLOTHING STORES, INC.

                             1875 EAST MAIN STREET
                           HIGHWAY 290, COMMERCE PARK
                          DUNCAN, SOUTH CAROLINA 29334
                                 (864) 433-8888

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of One Price Clothing Stores, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on Wednesday, June 7, 2000, at 9:00 a.m. local time. The approximate date of mailing this Proxy Statement, the accompanying Notice of Annual Meeting and proxy card is May 5, 2000.

                                 VOTING RIGHTS

     Only stockholders of record at the close of business on April 26, 2000 are entitled to receive notice of and to vote at the Annual Meeting. As of such date, there were 10,499,091 shares outstanding of the Company's common stock, $.01 par value (the "Common Stock"). Each share of Common Stock is entitled to one vote.

     Each stockholder of record at the close of business on April 26, 2000 will be sent this Proxy Statement, the accompanying Notice of Annual Meeting and a proxy card. Any proxy given pursuant to this solicitation that is received in time to be voted at the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the directions, if any, given in such proxy. If no contrary directions are given, all shares represented by a proxy will be voted FOR the proposal in Item 1 of the Proxy to elect as directors the nominees named in this Proxy Statement, and in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A stockholder may revoke a proxy by:
(i) delivering to the Secretary of the Company, at or before the Annual Meeting, an instrument revoking the proxy bearing a date later than the proxy; (ii) delivering to the Secretary of the Company, at or before the Annual Meeting, a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and either giving notice of revocation to the Secretary of the Company or expressing to the Secretary of the Company a desire to vote his or her shares in person in a manner contrary to that set forth in his or her previous proxy (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any instrument revoking a proxy should be sent to: One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

     The holders of a majority of shares of Common Stock who are entitled to vote must be present in person, or represented by proxy, to constitute a quorum and act upon the proposed business. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining a quorum. Each is tabulated separately. Broker non-votes are not counted for purposes of determining the votes cast for directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld for a nominee for director will be excluded in calculating the votes received in favor of such nominee. On any other matters, broker non-votes are not counted, but abstentions are counted as negative votes.

                             SECURITY OWNERSHIP OF
                           CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 26, 2000, except as otherwise noted, information regarding the persons known by the Company to own beneficially more than five percent of the Company's Common Stock. Information regarding security ownership of individual directors is included under "Election of Directors" below. Unless otherwise indicated in the notes to the table, the Company believes that the persons named in the table have sole voting and dispositive power with respect to all of the shares of Common Stock shown as beneficially owned by them.

                                                                               PERCENTAGE OF
                NAME AND ADDRESS                     AMOUNT AND NATURE             TOTAL
              OF BENEFICIAL OWNER                 OF BENEFICIAL OWNERSHIP    OUTSTANDING SHARES
              -------------------                 -----------------------    ------------------
Henry D. Jacobs, Jr.                                     1,573,200(1)              15.0%
320 Dale Drive
Spartanburg, SC 29307
FMR Corp.                                                  886,000(2)               8.4%
82 Devonshire Street
Boston, MA 02109
Wellington Management Company, LLP                         850,000(3)               8.1%
Wellington Trust Company, NA
75 State Street
Boston, MA 02109
Dimensional Fund Advisors, Inc.                            679,797(4)               6.5%
1299 Ocean Avenue -- 11th Floor
Santa Monica, CA 90401

---------------

(1) Mr. Jacobs is a founder of the Company and the former Chairman of the Board. He retired as Chairman on June 10, 1998. The information regarding ownership of shares was derived from the Schedule 13G filed by Mr. Jacobs with the SEC on March 24, 2000. According to such Schedule 13G, the figure shown includes 165,000 shares owned by Mr. Jacobs' spouse, as to which he may be deemed to share voting and investment power, but disclaims beneficial ownership.

(2) The information regarding ownership of shares was derived from the Schedule 13G of FMR Corp. ("FMR") dated February 14, 2000. FMR's interest in such shares is held through one of FMR's funds, the Fidelity Low-Priced Stock Fund ("Fidelity"). According to the Schedule 13G, Fidelity's Board of Trustees has sole voting power with respect to all of the indicated shares. Each of Mr. Edward C. Johnson III, Fidelity and FMR, through control of Fidelity, has sole power to dispose of the 886,000 shares owned by Fidelity. Through ownership of common stock of FMR and a shareholder's agreement, members of the Johnson family (including Ms. Abigail Johnson) may be deemed to form a controlling group with respect to FMR.

(3) The information regarding ownership of shares was derived from the Schedule 13G of Wellington Management Company, LLP ("WMC") dated February 9, 2000 and the Schedule 13G of Wellington Trust Company, NA ("WTC") dated February 9, 2000. These Schedules 13G state that the shares are owned, of record, by clients of WMC and WTC. According to the Schedules 13G, neither WMC nor WTC has sole voting power or sole dispositive power with respect to any of the indicated shares but, in its capacity as investment advisor, WMC has shared power to vote or direct the vote and to dispose of all the shares indicated, which power is shared with WTC, its wholly-owned subsidiary, with respect to 675,000 shares.

(4) The information regarding beneficial ownership of shares was derived from the Schedule 13G of Dimensional Fund Advisors, Inc. ("Dimensional") dated February 4, 2000. According to the Schedule 13G, all such shares are held by advisory clients of Dimensional, with respect to which Dimensional serves as investment manager, and over which Dimensional, as investment manager or advisor, possesses voting and/or investment power. Dimensional disclaims beneficial ownership of such securities.

                             ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

INFORMATION RESPECTING NOMINEES FOR DIRECTOR

     The Company's By-Laws provide that the Company shall have at least three and no more than nine directors, the exact number to be determined by resolution of the Board of Directors from time to time. The Board of Directors has, by resolution, established the number of directors at eight. Shares may not be voted cumulatively in the election of directors. Directors are elected by a plurality of votes of shares present in person or represented by proxy at the meeting. Withheld votes and broker non-votes have no effect on the election of directors. Each of the directors elected at the meeting will serve until his or her successor is duly elected and qualified or until his or her earlier resignation or removal in accordance with the Company's By-Laws.

     Unless a stockholder directs otherwise, it is the intention of the persons named as proxy holders in the enclosed proxy card to vote each of the proxies for the election of the persons named below as directors. Management of the Company believes that all of the nominees will be available and able to serve as directors, but in the event that any nominee is not available or able to serve, the shares represented by proxies will be voted for such substitute as shall be designated by the Board.

     The table below sets forth for each nominee (based upon information supplied by him or her), his or her name, age, principal occupation and business experience for the past five years, length of service as a director of the Company, and the number of shares, nature of beneficial ownership and percentage of the outstanding shares of Common Stock beneficially owned by him or her, all as of April 26, 2000.

                                                                           AMOUNT AND        PERCENTAGE OF
                                                                           NATURE OF             TOTAL
                                                                           BENEFICIAL         OUTSTANDING
NAME AND AGE                       PRINCIPAL OCCUPATION    DIRECTOR SINCE  OWNERSHIP            SHARES
------------                       --------------------    --------------  ----------        -------------
Larry I. Kelley                  President and Chief            1997        268,750(2)           2.5%
  57                               Executive Officer of
                                   the Company(1)
Renee M. Love                    Chairman of Omega Group   March 6, 2000      6,250(4)           (15)
  54                               Inc.(3)
Laurie M. Shahon                 President of Wilton            1994         35,000(6)(7)        (15)
  48                               Capital Group(5)
Malcolm L. Sherman               Chairman of Gordon             1993         32,500(6)(7)        (15)
  68                               Brothers Advisory
                                   Group(8)
James M. Shoemaker, Jr.          Member of the law firm         1991         67,500(6)(7)(10)    (15)
  67                               of Wyche, Burgess,
                                   Freeman & Parham,
                                   PA(9)
Leonard M. Snyder                Chairman of the                1998         91,250(12)          (15)
  52                               Board(11)
Robert J. Stevenish              President and Chief          Nominee          None              (15)
  56                               Executive Officer of
                                   RU4.com(13)
Allan Tofias                     Consultant and                 1999         10,000(7)           (15)
  70                               Director(14)

---------------

 (1) Mr. Kelley has served as President and Chief Executive Officer of the Company since joining the Company on April 24, 1997. Mr. Kelley served from 1991 until just prior to joining the Company as President and Chief Executive Officer of Casual Male Big & Tall, a men's clothing retailer and a division of J. Baker, Inc.

 (2) The figure shown includes 243,750 shares subject to presently exercisable stock options and 15,000 shares of Restricted Stock with risks of forfeiture which expire November 30, 2002, three years from the date of grant.

 (3) Ms. Love serves as Chairman and Chief Executive Officer of Omega Group Inc., a strategic consulting company, which she founded in 1980. She also serves on the board of directors and as a member of the audit and finance committees of Hannaford Bros. Co., a multi-regional food retailing company with over $1 billion in annual sales.

 (4) The figure shown includes an automatic grant of options to purchase 1,250 shares, effective March 6, 2000, under the Director Stock Option Plan, as amended, which options will vest on June 6, 2000, provided Ms. Love remains a Director at such date.

 (5) Since January 1994, Ms. Shahon has served as President of Wilton Capital Group, which makes principal investments in later stage venture capital companies and medium-sized management buyouts. Ms. Shahon also serves as a member of the board of directors of Homeland Stores, Incorporated, a chain of supermarkets.

 (6) The figure shown includes 20,000 shares subject to presently exercisable stock options.

 (7) The figure shown also includes a grant of options to purchase 5,000 shares granted on June 9, 1999, which options will vest on June 6, 2000, provided such Director remains a Director at such date.

 (8) Mr. Sherman has served as chairman of the board of advisors of Gordon Brothers, a jewelry and financial services corporation, since 1993. Mr. Sherman has also served as chairman of the board of directors of StethTech Corporation, a medical devices company, since 1994. Mr. Sherman serves as a director of Maxwell Shoe Company and Active International, Inc. Mr. Sherman served from 1996 to 1999 as the Chairman and Chief Executive Officer of Ekco Group, Inc., a manufacturer and marketer of branded houseware products. Mr. Sherman served from 1991 to 1995 as chairman of the board of directors of K.T. Scott, Ltd., a limited partnership which, until January 1994, was a controlling shareholder of K.T. Scott Inc. K.T. Scott Inc. engaged in the sale of wallpaper and window treatments. On July 14, 1995, K.T. Scott Inc. filed a plan of reorganization under Chapter 11 of the Bankruptcy Code. K.T. Scott Inc. converted the filing to one under Chapter 7 of the Bankruptcy Code on November 22, 1995.

 (9) Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., the Company's principal outside counsel, since 1965. Mr. Shoemaker also serves as a member of the board of directors of Palmetto Bancshares, Inc., Ryan's Family Steak Houses, Inc. and Span-America Medical Systems, Inc.

(10) The figure shown also includes 4,500 shares owned by Mr. Shoemaker's spouse and 6,000 shares in a trust of which Mr. Shoemaker is a co-trustee for his adult children, as to which he may be deemed to share voting and investment power, but disclaims beneficial ownership.

(11) On April 16, 1998, Mr. Snyder was appointed to the Board of Directors of the Company to fill a vacancy arising from the resignation of a former director. Mr. Snyder became a consultant to the Board on April 16, 1998, and was appointed Chairman of the Board following his election as a Director by the stockholders on June 10, 1998. Mr. Snyder has been a marketing and management consultant since January 1995. From April 1987 to October 1994, he served as Chairman and Chief Executive Officer of Lamonts Apparel, Inc., a chain of approximately 55 family apparel stores, with over $250 million in annual sales. Prior to his tenure at Lamonts, Mr. Snyder held executive positions with Allied Stores. Mr. Snyder also serves as a member of the board of directors of Henry's, a chain of photo and digital camera stores in Canada, and of Paper Calmenson & Company, a diversified steel company.

(12) The figure shown includes 75,000 shares subject to presently exercisable stock options, and 10,000 shares of Restricted Stock. 5,000 shares of such Restricted Stock will vest on June 6, 2000 provided Mr. Snyder remains a Director at such date.

(13) Since January 18, 2000, Mr. Stevenish has been the President and Chief Executive Office of RU4.com, an Internet company involved in the development of a comprehensive platform designed to improve the online shopping experience. From June 1997 to January 2000, Mr. Stevenish served as the President and

     Chief Executive of FEDCO, a mutual benefit non-profit retail company. FEDCO filed a plan of reorganization under Chapter 11 of the Bankruptcy Code on July 9, 1999 and emerged from bankruptcy on December 16, 1999. From October 1995 to April 1997, Mr. Stevenish served as Executive Vice-President of Montgomery Ward, where he was responsible for operations. From November 1993 to October 1995, Mr. Stevenish served as Senior Executive Vice President and Chief Operating Officer of Hills Stores, where he also served as a member of the board of directors. Prior to Hills, Mr. Stevenish spent 24 years with J.C. Penney, including six as Director of Specialty Retailing where he was responsible for managing and directing the exploration of growth opportunities for J.C. Penney. He is a member of the board of directors of the International Mass Retail Association, a retail trade organization.

(14) Mr. Tofias is a Certified Public Accountant. Since January 1998, his principal occupation has been as a consultant. He is the founder of Tofias, Fleishman, Shapiro & Co., P.C., one of the largest regional accounting firms in the Northeast, where he was the managing shareholder from 1966 to 1995 and chairman of the board from 1995 to December 1997. Mr. Tofias serves as a member of the board of directors and as chairman of the audit committee of Rowe Companies, a public company listed on the New York Stock Exchange which is engaged in the design and manufacture of furniture. Mr. Tofias also serves as a trustee and chairman of the audit committee of Gannett, Welch & Kotler Mutual Funds.

(15) Less than one percent (1%).

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                 EACH OF THE NOMINEES SET FORTH IN PROXY ITEM 1

DIRECTORS' FEES

     The Board pays directors' fees to all eligible directors. The current guidelines provide for directors' fees of $20,000 per annum for all four regularly scheduled meetings, plus $2,000 per day for any special meetings of the Board beyond the four regularly scheduled meetings. In 1998 the guidelines were clarified to expressly eliminate fees for phone meetings of the Board under thirty minutes and to provide for a fee of $500 per phone meeting lasting over thirty minutes. Each non-employee director, other than Leonard Snyder, receives fees of $3,500 per annum for each committee on which such director serves, and an additional $2,500 per annum for chairing a committee of the board of directors. Committee fees are all-inclusive and are not based upon the number of meetings held, whether in person or by telephone. Each eligible director receives an annual grant of options with respect to 5,000 shares of Common Stock. In addition to, or in lieu of such annual grant of options a Director may, at the discretion of the Compensation Committee, receive a grant of Restricted Stock, subject to the terms of the Director Stock Option Plan, as amended. On April 30, 1997, April 30, 1998, and April 30, 1999, all eligible directors received options with respect to 5,000 shares of Common Stock, with exercise prices of $3.69, $2.78 and $3.88 per share, respectively, the fair market values on the dates of such grants. Eligible directors elected by the shareholders at the June 1999 Annual Meeting received options for an additional 5,000 shares of Common Stock under the amendment to the Director Stock Option Plan, with an exercise price of $4.59, the fair market value on the date of such grant.

MEETINGS AND COMMITTEES

     During the 1999 fiscal year, the Board of Directors met seven times, four times in person and three times by telephone. Each member of the Board attended at least 75% of the total number of meetings of the Board of Directors and committees on which he or she served.

     The Board of Directors has an Audit Committee which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements, and the Company's internal accounting practices and policies. In 1999, the Board of Directors adopted a formalized charter for the Audit Committee, designed to codify its policies concerning the independence of members of this committee and the procedures it is to follow. The current members of the Audit Committee are Malcolm L. Sherman and Allan Tofias. It is anticipated that this committee will consist of three members of the Board following the Annual Meeting. Mr. Tofias serves as Chairman of this committee. The Audit Committee met five times during fiscal 1999, four times by telephone and one time in person.

     The Board of Directors also has a Compensation Committee, the function of which is to make recommendations to the Board of Directors as to the salaries and bonuses of the officers of the Company and to authorize the grant of options and/or Restricted Stock to eligible individuals pursuant to the Company's 1991 Stock Option Plan and the Director Stock Option Plan. Currently the members of the Compensation Committee are Laurie M. Shahon and James M. Shoemaker, Jr. Ms. Shahon serves as Chairman of this committee. The Compensation Committee met six times in fiscal 1999, four times by telephone and two times in person.

     The Board of Directors also has a Board of Governance Committee, which is authorized to make recommendations to the Board of Directors as to governance matters concerning the Company. Currently the members of the Board of Governance Committee are James M. Shoemaker, Jr., Laurie M. Shahon and Malcolm L. Sherman. Mr. Sherman serves as Chairman of this committee. The Board of Governance Committee met four times in fiscal 1999, two times by telephone and two times in person.

     The Board of Directors does not have a nominating committee. The Board of Governance Committee performs that function.

      COMPENSATION COMMITTEE INTERLOCKS AND INTERESTED PARTY TRANSACTIONS

     The following directors served on the Compensation Committee of the Board during fiscal 1999: Warren Flick, Laurie M. Shahon and James M. Shoemaker, Jr. Laurie M. Shahon serves as Chairman of this committee. The law firm of Wyche, Burgess, Freeman & Parham, P.A., of which Mr. Shoemaker is a member, serves as the Company's principal outside counsel. Mr. Flick ceased to be a member of the Committee upon his resignation from the Board, which was effective February 29, 2000.

     On April 16, 1998, Mr. Snyder was appointed to the Board and entered into an agreement with the Company to serve initially as a consultant to the Board, with compensation for such consulting position set at $130,000 per annum. Pursuant to this agreement, and following his election to the Board by the stockholders, his consultancy ended and the Board appointed him Non-Executive Chairman, with annual compensation for all Board-related activities of $150,000, together with a bonus based upon pre-tax earnings of the Company. A special bonus of $15,000 and 5,000 shares of Restricted Stock was approved by the Board of Directors, on the recommendation of the Compensation Committee, and paid to Mr. Snyder for his role in enhancing the operating results of the Company in 1999. As an inducement to entering into his agreement with the Company, Mr. Snyder received a grant of options with respect to 80,000 shares of Common Stock of the Company, each with an exercise price of $1.77 per share, the average of the high and low prices of the stock as of the date of grant, April 16, 1998. Such options vest as follows: one-third upon the initial grant, one-third on the first anniversary date of the grant, April 16, 1999, and the remaining one-third on the second anniversary of the initial grant date, April 16, 2000, subject to certain conditions. In December 1998, Mr. Snyder's agreement with the Company was amended to provide for an extension of severance benefits upon the occurrence of a "Change of Control" coupled with a "Trigger Event," as such terms are defined in such agreement. Basically, this amendment would extend such severance from a period of 12 months to 24 months. In addition, should a change of control occur, all of Mr. Snyder's options not yet vested would vest immediately and the risk of forfeiture under his Restricted Stock grants would expire. In 1999 Mr. Snyder's agreement was further amended to permit him to participate in the Company's Director Stock Option Plan. In March 2000, the Compensation Committee of the Board approved an amendment to the bonus provision of Mr. Snyder's agreement to permit him to participate in a five-tier bonus plan similar to the Company's Executive Bonus Plan.

     At the time of his initial employment, in April 1999, Mr. H. Dane Reynolds, the Company's Senior Vice-President and Chief Financial Officer, received a loan from the Company in the amount of $70,000. Repayment of such loan, which bore interest at the rate of 8% per annum, was extended by amendment to May 1, 2000 and the Company has received payment in full of principal and accrued interest as of such date.

                       EXECUTIVE OFFICERS OF THE COMPANY

     The table below lists the Company's current executive officers and describes their business experience. H. Dane Reynolds first became an executive officer of the Company in April 1999.

NAME AND AGE                           POSITION WITH THE COMPANY
------------                           -------------------------
Larry I. Kelley                        President and Chief Executive Officer (1)
  57
A. J. Nepa                             Senior Vice President -- Merchandising (2)
  49
H. Dane Reynolds                       Senior Vice President and Chief Financial Officer (3)
  49
Ronald C. Swedin                       Senior Vice President -- Store Operations (4)
  54

---------------

(1) See information under "Election of Directors".

(2) Mr. Nepa joined the Company in November 1997 as Senior Vice
    President -- Merchandising. From October 1992 until joining the Company he served as Vice President -- Merchandising of It's Fashion, a division of Cato Corporation.

(3) Mr. Reynolds joined the Company on April 12, 1999. Prior to joining the Company, Mr. Reynolds was employed at Rack Room Shoes, a retail chain with approximately 340 shoe stores and $400 million in annual sales, where he served as Senior Vice President from September 1984 to the end of January 1999, with responsibility for Finance, Information Systems, Human Resources, Real Estate, Distribution and Logistics.

(4) Mr. Swedin joined the Company in March 1992 as Vice President -- Store Operations. He was promoted to Senior Vice President -- Store Operations in January 1996.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information as of April 26, 2000, regarding stock ownership by the Chief Executive Officer, and each other executive officer required to be disclosed in the "Summary Compensation" table of this Proxy Statement ("Named Executive Officers") and all current directors and executive officers of the Company, as a group:

                                                                                               PERCENTAGE OF
                                                                           AMOUNT AND NATURE       TOTAL
                                                                             OF BENEFICIAL      OUTSTANDING
NAME                                          PRINCIPAL OCCUPATION             OWNERSHIP         SHARES(1)
----                                          --------------------         -----------------   -------------
Larry I. Kelley                        President and Chief Executive            268,750(2)         2.5%
                                       Officer
H. Dane Reynolds                       Senior Vice President and Chief           10,000(3)           (7)
                                       Financial Officer
A. J. Nepa                             Senior Vice President --                  28,300(3)           (7)
                                       Merchandising
Ronald C. Swedin                       Senior Vice President -- Store            65,934(4)           (7)
                                       Operations
George V. Zalitis(5)                   Senior Vice President -- Planning,             0              (7)
                                       Allocation & Distribution
All directors and executive                                                     615,484(6)         5.6%
officers as a group (12 persons)

---------------

(1) Pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, percentages have been computed on the assumption that shares of Common Stock that can be acquired within 60 days of the record date of April 26, 2000 upon the exercise of options or the lapse of the risks of forfeiture under grants of Restricted Stock by a given person are outstanding, but no other shares similarly subject to acquisition by other persons are outstanding.

(2) The figure shown includes 243,750 shares subject to stock options presently exercisable, and 15,000 shares of Restricted Stock granted November 30, 1999 for which he has voting power but no right to disposition until the lapse of certain risks of forfeiture which occurs three years from the date of grant.

(3) The figure shown represents shares subject to stock options presently exercisable.

(4) The figure includes 60,434 shares subject to stock options presently exercisable.

(5) Mr. Zalitis resigned from the Company on January 5, 2000.

(6) This figure includes 498,734 shares of Common Stock subject to stock options presently exercisable, including 20,000 shares granted pursuant to stock options awarded Directors on June 8, 1999, which vest on June 6, 2000 subject to certain conditions.

(7) Less than one percent (1%).

     The executive officers of the Company are appointed by the Board of Directors of the Company and serve at the pleasure of the Board.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation during fiscal years 1999, 1998 and 1997 of each of the Company's Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                                                          -----------------------
                                                                                  AWARDS
                                             ANNUAL COMPENSATION          -----------------------
                                       --------------------------------   RESTRICTED
                                                           OTHER ANNUAL     STOCK      SECURITIES    ALL OTHER
          NAME AND            FISCAL   SALARY     BONUS    COMPENSATION     AWARDS     UNDERLYING   COMPENSATION
     PRINCIPAL POSITION        YEAR      ($)     ($)(1)       ($)(2)        ($)(3)     OPTIONS(#)      ($)(4)
     ------------------       ------   -------   -------   ------------   ----------   ----------   ------------
Larry I. Kelley                1999    450,000   168,750           0        40,785       15,000         7,152
President & CEO                1998    440,000   276,000           0             0            0       183,401
                               1997    310,769   150,000      14,815             0      300,000        54,501
A.J. Nepa (5)                  1999    250,000    66,000           0             0        7,500        11,059
Senior Vice President--        1998    215,000   103,630           0             0       30,300        10,861
Merchandising
H. Dane Reynolds (6)           1999    193,846    75,275       8,596             0       40,000         2,700
Senior Vice President & CFO
Ronald C. Swedin               1999    236,000    60,650           0             0        7,500        10,340
Senior Vice President--        1998    236,000    98,604           0             0        5,000        13,247
Store Operations               1997    233,885         0           0             0            0         8,541
George V. Zalitis (7)          1999    195,060    42,840           0             0       10,000        14,067
Senior Vice President--        1998    197,923    81,850           0             0       15,000        10,711
Distribution, Planning &
Allocation

---------------

(1) The amounts shown for fiscal 1999 were paid pursuant to the Company's Executive Bonus Plan and reflect the fact that in 1999 the Company met 75% of the maximum bonus target (see "Compensation Policies Toward Executive Officers"). The bonus shown for Mr. Kelley in 1997 was made pursuant to his Employment Contract. Of such amount, $50,000 was received by Mr. Kelley on February 2, 1998, two days after the end of the fiscal year.

(2) The amounts shown in this column were paid for reimbursement of taxes and/or relocation expenses. The Company's top managers also receive certain non-cash compensation in the form of personal benefits. Although the value of such compensation cannot be determined precisely, the Company has determined that such compensation did not exceed $10,000 as to any of the Named Executive Officers during any of fiscal years 1999, 1998 or 1997.

(3) Mr. Kelley received a grant of 15,000 shares of Restricted Stock on November 30, 1999 which will vest in three years provided Mr. Kelley continues his employment with the Company. If dividends are paid on the Company's Common Stock, Mr. Kelley will be entitled to receive dividends as the owner of such Restricted Stock. The value of the 15,000 shares of Restricted Stock, which constitutes the aggregate holdings of Restricted Stock held by Mr. Kelley at the end of the last completed fiscal year, was $46,875 at that date.

(4) "All Other Compensation" for 1999 includes the following: (i) contributions of $2,077, $5,000, $5,000 and $5,000 to the Company's 401(k) Plan on behalf of Messrs. Kelley, Nepa, Swedin and Zalitis, respectively, to match 1999 pre-tax elective deferral contributions (included under "Salary") made by each to such plan; (ii) premium payments of $1,037, $630, $302, $1,020, and $462 for the benefit of Messrs. Kelley, Nepa, Reynolds, Swedin and Zalitis, respectively, in order to continue a level of life insurance coverage not otherwise available under the Company's standard life insurance plan; (iii) premium payments of $538, $1,929, $906, $2,935, and $1,386 for the benefit of Messrs. Kelley, Nepa, Reynolds, Swedin and Zalitis, respectively, in order to continue a level of disability coverage not otherwise available under the Company's standard disability plan; and (iv) medical reimbursements in the amounts of $3,500, $3,500, $1,492, $1,385 and $1,835 to each of Messrs.
    Kelley, Nepa, Reynolds, Swedin and Zalitis, respectively, and, (v) in the case of Mr. Zalitis, payment of $5,384 following his resignation on January 5, 2000.

(5) Mr. Nepa joined the Company in November 1997.

(6) Mr. Reynolds joined the Company in April 1999.

(7) Mr. Zalitis became an executive officer in April 1998 and resigned on January 5, 2000.

STOCK OPTIONS

     The following table sets forth information regarding option grants with respect to Common Stock made by the Company to the Named Executive Officers during 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                               NUMBER OF
                               SECURITIES    % OF TOTAL OPTIONS                              GRANT DATE
                               UNDERLYING        GRANTED TO        EXERCISE                   PRESENT
                                OPTIONS          EMPLOYEES          PRICE      EXPIRATION      VALUE
NAME                           GRANTED(#)         IN 1999           ($/SH)      DATE(1)        ($)(2)
----                           ----------    ------------------    --------    ----------    ----------
Larry I. Kelley                  15,000              6.0%            2.72        11/30/09      21,750
H. Dane Reynolds                 40,000             16.0%            4.47         4/12/09      90,413
A. J. Nepa                        7,500              3.0%            4.38         8/18/09      17,499
Ronald C. Swedin                  2,500              3.0%            3.94          5/6/09       4,218
                                  5,000                              4.38         8/18/09      11,665
George V. Zalitis                 2,500              4.0%            3.94         Expired       4,218
                                  7,500                              4.38         Expired      17,699

---------------

(1) The option plan(s) pursuant to which the options were granted and/or stock option agreements provide for earlier expiration dates under certain conditions.

(2) The grant date present value was calculated using the Black-Scholes option pricing model assuming an expected volatility of 65%, a risk-free rate of return of approximately 5.2%, a dividend yield of 0%, and an estimated option life of approximately 1.1 years from the date first exercisable.

OPTION EXERCISES

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the 1999 fiscal year and unexercised options held as of the end of the 1999 fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                                                               OPTIONS AT 1999             AT 1999 FISCAL
                                                              FISCAL YEAR-END(#)            YEAR-END($)
                         SHARES ACQUIRED       VALUE        ----------------------      --------------------
                           ON EXERCISE        REALIZED           EXERCISABLE/               EXERCISABLE/
NAME                           (#)              ($)             UNEXERCISABLE              UNEXERCISABLE
----                     ---------------      --------      ----------------------      --------------------
Larry I. Kelley                   0                0           187,500/127,500                    0/6,794
H. Dane Reynolds                  0                0                  0/40,000                        0/0
A. J. Nepa                        0                0             18,300/39,500               9,719/18,251
Ronald C. Swedin                  0                0             56,242/22,008                6,287/5,823
George V. Zalitis (1)             0                0             47,375/24,375                3,672/7,344

---------------

(1) Mr. Zalitis resigned on January 5, 2000. His options expired on April 5,
    2000.

          EMPLOYMENT CONTRACTS AND DEFERRED COMPENSATION ARRANGEMENTS

     All executive officers of the Company are parties to employment contracts with the Company. Mr. Kelley's contract, which was entered into on March 26, 1997, is for a term of six years, unless terminated earlier as provided for in the contract. Mr. Kelley's contract provides that in the event of termination without "cause," as defined in the contract, he shall receive severance payments equal to his then current monthly salary for a period of one year, plus up to an additional six months of severance payments if unemployed at the end of such twelve month period. This contract provided for Mr. Kelley to become a member of the Board upon execution of the contract. The Board approved an amendment to Mr. Kelley's contract in March 2000 to increase his bonus at the full payout level from a maximum of 50% to a maximum of 60% of base salary (subject to corporate and personal performance goals being met) and to increase his base compensation, effective with the pay period beginning April 23, 2000, from $450,000 per annum to $480,000 per annum. The Company entered into an employment agreement with Mr. Reynolds on April 12, 1999, which provides for a minimum term of two years, a minimum bonus of $30,000 for fiscal 1999 and, as an inducement for Mr. Reynolds to join the Company, a grant of 40,000 stock options. Mr. Nepa's contract provides for a term of four years. The employment contracts of Messrs. Nepa, Reynolds and Swedin provide for the continuation of base salary for a period of six months after the date of involuntary termination of employment without cause, with provisions for up to an additional six months of severance payments if other employment has not commenced. Mr. Zalitis has an agreement with the Company which provides for salary continuation until he obtains other employment, but in no event longer than nine months from his resignation on January 5, 2000. In December 1998, the Board of Directors, upon the unanimous recommendation of the Compensation Committee, approved amendments to the contracts of each executive officer. Basically, such amendments provide that, in the event of a "Change of Control" followed by an "Employment Event," as such terms are defined in such contracts, severance payments are extended as follows:
(i) in the case of Mr. Kelley such severance payments would be extended from a maximum, absent such events, of 18 months to 36 months, (ii) in the cases of Messrs. Nepa and Reynolds, from a maximum, absent such events, of 12 months to 18 months, and (iii) in the case of Mr. Swedin, from a maximum, absent such events, of 12 months to 15 months. In addition, should a "Change of Control" occur, all stock options granted to such individuals and not yet expired as of the date of such "change in control" become immediately exercisable, and any restrictions on Restricted Stock lapse.

     In fiscal 1997, the Company entered into a deferred compensation agreement with Mr. Jacobs, the former Chairman of the Board and a founder of the Company, in consideration for his past service to the Company.

The agreement provides for payment to Mr. Jacobs, or his beneficiary, of an aggregate of $1,650,000, payable in 120 consecutive monthly payments of $13,750, beginning upon the earlier of Mr. Jacobs' retirement or death. The agreement provides that the entire unpaid portion of the compensation amount becomes immediately due and payable in the event of certain extraordinary corporate transactions described in the agreement. The agreement also contains confidentiality and non-competition provisions.

     In fiscal 1997, the Company entered into a deferred compensation agreement with Mr. Kelley providing, among other things, that if Mr. Kelley is employed by the Company for a minimum of six years, he shall receive a retirement sum payable in 120 consecutive monthly payments of $5,000 (including interest), beginning upon the date of retirement. For each year that Mr. Kelley remains employed by the Company beyond the initial six year period, his retirement sum shall be increased by $100,000 and the aggregate retirement sum due Mr. Kelley, in such case, shall be payable over ten years in equal monthly installments. Mr. Kelley's contract was amended in fiscal 1998 to provide for immediate vesting of all deferred payments should a "Change of Control" occur, coupled with an "Employment Event," as each term is defined in his contract.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally are made by the Compensation Committee of the Board. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. The Compensation Committee is providing the following report.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation policies are designed to provide incentives to meet the Company's annual and long-term performance goals, recognize individual initiative and achievements, and provide competitive levels of compensation in order to attract and retain qualified executives. The Compensation Committee annually reviews the Company's corporate performance and that of its executives and sets target levels of compensation at its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.

     The Compensation Committee believes that stock ownership by management and stock-based performance compensation arrangements are useful tools to align the interests of management with those of the Company's stockholders. Upon the recommendation of current management of the Company, the Compensation Committee reviewed the historical base for the award of grants and broadened the base of key employees eligible to receive grants under the Plan. Accordingly, the Compensation Committee grants options to most members of the Company's management and provides compensation packages based in part upon personal and earnings goals.

     The Omnibus Budget Reconciliation Act of 1993 denies publicly traded companies the ability to deduct for federal income tax purposes certain compensation paid to top executive officers in excess of $1 million per person per annum. The Compensation Committee intends to administer the Company's executive compensation programs in such a way that compensation for executive officers generally will be fully deductible under the Internal Revenue Code of 1986, as amended, including submitting plans for stockholder approval where necessary and determining compensation on an objective basis. However, in order to maintain flexibility to attract and retain qualified executives, the Compensation Committee may allow for non-deductible compensation.

EXECUTIVE OFFICER COMPENSATION

     The incentive compensation plan for 1999 provided for bonuses based upon individual performance, coupled with corporate performance tied to pre-tax income. In general, the approach has been to tie the percentage of bonus attributable to corporate performance to each individual's level of responsibility and potential impact on such corporate performance. A five-tier bonus structure was adopted for 1999, with a minimum of $6,750,000 in pre-tax corporate earnings required before any bonus could be earned by an executive officer. The Compensation Committee set a threshold of $8,750,000 in pre-tax earnings for 100% maximum bonuses to be paid. Based upon actual pre-tax income earned in fiscal 1999, the Company met 75% of the corporate performance component for maximum bonuses in 1999. Accordingly, with respect to the component tied to corporate performance, bonus awards were made at a 75% level to each of the Named Executive Officers, including Mr. Kelley, during 1999. Mr. Reynolds' employment contract provided for a minimum bonus of $30,000. Performance goals are set at the beginning of each fiscal year and communicated to the participating members of the Company's management.

MR. KELLEY'S 1999 COMPENSATION

     The Compensation Committee's general approach in setting Mr. Kelley's annual compensation under his employment agreement is to base a significant percentage of Mr. Kelley's target compensation upon objective long-term performance criteria and to set a total compensation target that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Kelley's total annual compensation from year to year. The Compensation Committee, however, believes that its emphasis upon objective long-term performance criteria appropriately provides incentives to Mr. Kelley toward clearly defined long-term goals, while acknowledging the importance to Mr. Kelley of his having some certainty in the level of his compensation through the base salary component. Pursuant to Mr. Kelley's employment contract, his base salary for 1999 was $450,000. Consistent with tying a significant portion of total compensation to performance criteria, prior to its recent amendment Mr. Kelley's contract provided that he would receive up to 50% of his base salary in bonuses for each year that the Company's performance and his personal goals were fully met under the Company's Executive Bonus Plan, with the possibility of an additional bonus if the Company exceeded its maximum target and his personal goals were fully met. As noted earlier, the Company's performance met 75% of the performance criteria for payout of maximum bonuses in 1999. Based upon a review by the Compensation Committee, with input from the Chairman, Mr. Kelley was deemed to have met his personal goals and, accordingly, he received 75% of his maximum bonus for 1999. For fiscal 2000, in order for Mr. Kelley to receive his full bonus, the Company will need to achieve specified pre-tax earnings and he will need to fully meet his personal goals, as established by the Board.

COMPENSATION COMMITTEE
Laurie M. Shahon, Chairman
James M. Shoemaker, Jr.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
 AMONG ONE PRICE CLOTHING STORES, INC., DOW JONES EQUITY MARKET INDEX, RUSSELL
                                   2000 INDEX
    DOW JONES SPECIALTY APPAREL RETAILER INDEX AND NASDAQ RETAIL STOCK INDEX

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with cumulative total returns of (a) two broad equity market indices -- the Dow Jones Equity Market Index and the Russell 2000 Index and (b) two industry indices -- the Dow Jones Specialty Apparel Retailer Index and the NASDAQ Retail Trade Stock Index. Beginning with the Company's 2001 proxy statement, the Company's performance graph will utilize the Russell 2000 Index in lieu of the Dow Jones Equity Market Index and will utilize the NASDAQ Retail Trade Stock Index in lieu of the Dow Jones Specialty Apparel Retailer Index. The Company believes that these new indices provide better comparisons to the Company because they better reflect the Company's market capitalization and industry trading peers. Total stockholder returns for 1996 include a transition period from December 31, 1995 to February 3, 1996 arising from a change by the Company in March 1996 in its fiscal year, and accordingly represent a 57 rather than a 52-week period. The stock performance shown in the graph below is not necessarily indicative of future performance.

                                       ONE
                                      PRICE             DJRETAIL            DJEQUITY             NASDAQ              RUSSELL
                                      -----             --------            --------             ------              -------
12/30/94                            100.000              100.000             100.000             100.000             100.000
12/29/95                             38.095              112.791             137.674             110.145             127.450
1/31/97                              44.444              136.062             179.891             134.102             151.439
1/30/98                              24.610              222.778             228.751             156.473             178.807
1/29/99                              71.429              413.074             303.723             191.321             179.403
1/28/00                              39.683              373.811             326.919             159.611             214.685

The Performance Graph assumes the investment of $100 on December 30, 1994, and the reinvestment of any and all dividends.

                    STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

     Stockholders wishing to submit a proposal for action at the 2001 annual meeting of stockholders and desiring the proposal to be considered for inclusion in the Company's proxy materials relating thereto must provide a written copy of the proposal to the Company at its principal executive offices not later than January 6, 2001, and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

     Pursuant to the Company's By-Laws, stockholders wishing to submit a proposal for action at the Company's 2001 annual meeting of stockholders, but who do not wish the proposal included in the Company's proxy materials relating thereto, or who miss the deadline for inclusion in the Company's proxy materials, must provide a written copy of the proposal to the Company at its principal executive offices (at the address specified below) not later than 45 days prior to the 2001 annual meeting of stockholders (which meeting is currently scheduled for June 6, 2001). All proposals submitted after this deadline will be considered untimely. The Company will provide a copy of its By-Laws free of charge at the request of any stockholder. Any such request should be directed to One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

                             FINANCIAL INFORMATION

     The Company's 1999 Annual Report to Stockholders (the "1999 Annual Report") is being mailed to the Company's stockholders with this Proxy Statement.

     The Company will provide without charge to any stockholder of record as of April 26, 2000, who so requests in writing, a copy of the 1999 Annual Report or the Company's 1999 Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission. Upon payment of a reasonable copying charge, the Company will provide such stockholder with copies of exhibits to the 1999 Annual Report on Form 10-K. Any such request should be directed to One Price Clothing Stores, Inc., 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, Attention: Secretary.

                                    AUDITORS

     The Board of Directors has appointed the accounting firm of Deloitte & Touche, LLP as independent auditors for the Company's 2000 fiscal year. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of stockholders and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and with respect to its most recent fiscal year, and written representations that no Forms 5 were required, the Company believes that all of its executive officers, directors and persons who may have been deemed to be greater than 10% stockholders during the year have timely made all filings required to be made under Section 16(a) of the Securities Exchange Act of 1934, as amended, except for Mr. Snyder, who was late in filing one requisite Form 4.

                                    GENERAL

     Management does not know of any other matters to be presented at the Annual Meeting for action by stockholders. If, however, any other matters requiring a vote of the stockholders are properly presented at the meeting or any adjournment thereof, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgment of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mail, certain officers and regular employees of the Company may solicit, for no additional compensation, the return of proxies by telephone, telegram or personal interview. The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward soliciting materials to their principals, the beneficial owners of Common Stock of the Company, and will reimburse them for their reasonable out-of-pocket expenses in so doing. The Company has engaged Corporate Investor Communications to assist in these contacts with brokerage houses, custodians, nominees and fiduciaries for an estimated fee of $4,000, plus reasonable out-of-pocket expenses.

     A list of stockholders entitled to be present and vote at the meeting will be available at the offices of the Company, 1875 East Main Street, Highway 290, Commerce Park, Duncan, South Carolina 29334, for inspection by stockholders during regular business hours from May 8, 2000 to the date of the Annual Meeting. The list also will be available during the meeting for inspection by stockholders who are present.

     Whether or not you expect to be present in person, you are requested to mark, sign, date and return the enclosed proxy card promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

     The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                          Grant H. Gibson

                                          Grant H. Gibson
                                          Secretary

Duncan, South Carolina
May 5, 2000

PROXY
                        ONE PRICE CLOTHING STORES, INC.
                          ANNUAL MEETING, JUNE 7, 2000

    The undersigned stockholder of One Price Clothing Stores, Inc. (the "Company"), a Delaware corporation, hereby constitutes and appoints Leonard M. Snyder and Grant H. Gibson, and each of them, attorneys and proxies on behalf of the undersigned to act and vote at the annual meeting of stockholders to be held at the Greenville-Spartanburg Airport Marriott Hotel, I-85 and Pelham Road, Greenville, South Carolina, on June 7, 2000 at 9:00 a.m. local time, and any adjournment thereof, and the undersigned instructs said attorneys to vote:

1.  ELECTION OF DIRECTORS
    THE COMPANY RECOMMENDS VOTING FOR ALL NOMINEES LISTED BELOW
    [ ]  FOR all nominees listed below (except as marked to  [ ]  WITHHOLD AUTHORITY to vote for all nominees listed
         the contrary below)                                      below

                  Larry I. Kelley, Leonard M. Snyder, Renee M. Love,
                  Laurie M. Shahon, Malcolm L. Sherman, James M. Shoemaker, Jr., Robert J. Stevenish and Allan Tofias

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. At their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

Either of said attorneys and proxies who shall be present and acting as such at the meeting or any adjournment or adjournments thereof (or, if only one such attorney and proxy may be present and acting, then that one) shall have and may exercise all the powers hereby conferred.

 PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
                                     (over)

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ONE PRICE CLOTHING STORES, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PROXY AND, IN THE DISCRETION OF THE PROXY HOLDERS, UPON SUCH OTHER MATTERS OF BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated May 5, 2000.

                                            Dated this     day of         , 2000
                                                       ---        --------

                                            ------------------------------------
                                                         (Signature)

                                            NOTE: SIGNATURE(S) SHOULD AGREE WITH
                                            NAME(S) AS PRINTED ON STOCK
                                            CERTIFICATE. EXECUTORS,
                                            ADMINISTRATORS, TRUSTEES AND OTHER
                                            FIDUCIARIES SHOULD SO INDICATE WHEN
                                            SIGNING. IF A CORPORATION PLEASE
                                            SIGN FULL CORPORATE NAME BY
                                            PRESIDENT OR OTHER AUTHORIZED
                                            OFFICER. WHEN SHARES ARE HELD
                                            JOINTLY, BOTH SHOULD SIGN. IF A
                                            PARTNERSHIP, PLEASE SIGN THE NAME BY
                                            AUTHORIZED PERSON.

         PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY. THANK YOU.